Exhibit 99.2

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three months ended March 31, 2018 and 2017

(Unaudited)

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

(Unaudited)

(In thousands of Canadian dollars)

	Note	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash		$212	$238
Trade and other receivables		49,053	46,068
Prepaid expenses		2,420	2,703
		51,685	49,009

Non-current assets:
Equipment and leaseholds		90,621	88,538
Intangible assets		210	275
Total assets		$142,516	$137,822

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade and other payables		$33,885	$30,423
Current tax payable		85	184
		33,970	30,607

Non-current liabilities:
Loans and borrowings	7	39,776	38,880
Note payable		34,814	33,872
		74,590	72,752

Shareholders’ equity:
Share capital		112,448	112,448
Warrants		139	139
Contributed surplus		14,460	14,443
Accumulated other comprehensive income		13,181	12,443
Deficit		(106,272)	(105,010)
		33,956	34,463
Total liabilities and shareholders’ equity		$142,516	$137,822

The accompanying notes are an integral part of these consolidated financial statements.

Approved by the Board of Directors

"David Werklund"	"Paul Shelley"
Director	Director

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands of Canadian dollars, except per share amounts)

		Three Months Ended March 31,
	Note	2018	2017
Revenue		$60,202	$40,962

Expenses:
Direct operating		54,622	38,030
Selling and administrative		5,025	4,475
Foreign exchange loss (gain)		1	(2)
Loss (gain) on disposal of equipment		103	(16)
Finance costs		1,656	1,751
Loss before income taxes		(1,205)	(3,276)

Income taxes:
Current tax expense		57	136
		57	136
Net loss		(1,262)	(3,412)

Other comprehensive income (loss):
Foreign currency translation differences		738	(301)
Comprehensive loss		$(524)	$(3,713)

Loss per share
Basic and diluted	5	$(0.02)	$(0.10)

Weighted average number of common shares outstanding:
Basic and diluted	5	57,362	35,167

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

(In thousands of Canadian dollars)

	Share Capital	Warrants	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total
Balance, January 1, 2018	$112,448	$139	$14,443	$12,443	$(105,010)	$34,463

Net loss	-	-	-	-	(1,262)	(1,262)
Foreign currency translation differences	-	-	-	738	-	738
Stock-based compensation expense	-	-	17	-	-	17
Balance, March 31, 2018	$112,448	$139	$14,460	$13,181	$(106,272)	$33,956

	Share Capital	Warrants	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total
Balance, January 1, 2017	$91,476	$-	$13,856	$14,407	$(96,991)	$22,748

Net loss	-	-	-	-	(3,412)	(3,412)
Issuance of common shares	20,825	-	-	-	-	20,825
Issuance of warrants	-	139	-	-	-	139
Foreign currency translation differences	-	-	-	(301)	-	(301)
Stock-based compensation expense	-	-	162	-	-	162
Balance, March 31, 2017	$112,301	$139	$14,018	$14,106	$(100,403)	$40,161

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands of Canadian dollars)

		Three Months Ended March 31,
	Note	2018	2017
Cash provided by (used in)

Operating activities:
Net loss		$(1,262)	$(3,412)
Items not affecting cash:
Depreciation of equipment and leaseholds		3,762	3,875
Amortization of intangible assets		65	65
Finance costs		1,656	1,751
Foreign exchange loss (gain)		1	(2)
Loss (gain) on disposal of equipment and leaseholds		103	(16)
Stock-based compensation expense		17	162
Income tax expense		57	136
Changes in non-cash balances relating to operations	6	1,623	4,103
Income tax paid		(160)	-
Finance costs paid		(1,785)	(1,472)
Net cash provided by operating activities		4,077	5,190

Investing activities:
Purchase of equipment and leaseholds		(3,929)	(495)
Proceeds from disposal of equipment and leaseholds		11	16
Net cash used in investing activities		(3,918)	(479)

Financing activities:
Issuance of common shares, net of share issuance costs		-	20,964
Repayment of loans and borrowings	7	(187)	(25,936)
Net cash used in financing activities		(187)	(4,972)

Effect of foreign exchange rate changes on cash balances		2	-
Change in cash		(26)	(261)

Cash, beginning of period		238	344

Cash, end of period		$212	$83

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Aveda Transportation and Energy Services Inc.

Notes to the Condensed Consolidated Interim Financial Statements

(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Three months ended March 31, 2018 and 2017 (Unaudited)

1.    Reporting Entity

Aveda Transportation and Energy Services Inc. (the "Company") was incorporated pursuant to the laws of the Province of Alberta and is a publicly-traded company listed on the TSX Venture Exchange ("TSXV") under the symbol "AVE". The Company’s registered office is Suite 1600, 333 – 7th Avenue S.W., Calgary, Alberta, T2P 3C4. The Company’s primary business activity is the provision of specialized equipment and services for the transportation of equipment required for the exploration, development and production of petroleum resources. The Company operates in Western Canada and the United States.

2.    Basis of Preparation

a)    Statement of Compliance

These condensed consolidated interim financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (“IASB”) and effective as of March 31, 2018.

These condensed consolidated interim financial statements were authorized for issue by the Board of Directors on May 29, 2018.

b)    Basis of Measurement

These condensed consolidated interim financial statements have been prepared on the historical cost basis.

c)    Functional and Presentation Currency

These condensed consolidated interim financial statements are presented in Canadian dollars which is the functional currency of the Company and its Canadian subsidiary. The Company’s United States ("U.S.") subsidiaries have a functional currency of U.S. dollars. As the Company has operations in the United States, the consolidated financial results may vary between periods due to the effect of foreign exchange fluctuations in translating the revenues and expenses of its operations in the United States to Canadian dollars. All financial information presented in Canadian dollars has been rounded to the nearest thousand except for per share amounts.

d)    New Standards and Interpretations not yet Adopted

IFRS 16, Leases

This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. The Company intends to adopt IFRS 16 in its financial statements for the annual period beginning on January 1, 2019. The Company is currently in the process of identifying leasing contracts to determine the impact that the adoption of IFRS 16 may have on its financial statements.

Aveda Transportation and Energy Services Inc.

Notes to the Condensed Consolidated Interim Financial Statements

(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Three months ended March 31, 2018 and 2017 (Unaudited)

3.    Significant Accounting Policies

The accounting policies applied by the Company in these condensed interim financial statements are the same as those applied by the Company in its financial statements as at and for the year ended December 31, 2017, except for the adoption of IFRS 15, Revenue from Contracts with Customers, and IFRS 9, Financial Instruments. The Company adopted the two standards on January 1, 2018.

These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto as at and for the year ended December 31, 2017 as filed on SEDAR.

a)    IFRS 15 – Revenue from Contracts

The Company adopted IFRS 15, “Revenue from Contracts with Customers” on January 1, 2018. The Company reviewed its revenue streams and major contracts with customers using the IFRS 15 five-step model and there were no material changes to revenue recognition or net earnings. Under this method, there was no effect to opening deficit from the application of IFRS 15 to revenue contracts in progress at January 1, 2018.

Revenue recognition policy:

The majority of the Company’s revenue is sourced from moving oil and gas rigs for the energy sector (see note 4 b)). The contracts underlying such service work are generally fixed price and the work performed generally lasts 1 to 3 days and performance obligations in the underlying contract are satisfied over time and, accordingly, revenue is recognized as those obligations are satisfied.

b)    IFRS 9 – Financial Instruments

The Company adopted IFRS 9, “Financial Instruments” on January 1, 2018. The transition to IFRS 9 had no material effect on the Company’s financial statements.

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost, fair value through other comprehensive income (“FVOCI”); or fair value through profit or loss (“FVTPL”). The classification of financial assets under IFRS 9 is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. IFRS 9 eliminates the previous IFRS 39 categories of held to maturity, loans and receivables and available for sale. Under IFRS 9, derivatives embedded in contracts where the host is a financial asset in the scope of the standard are never separated. Instead, the hybrid financial instrument as a whole is assessed for classification. The new standard also introduces an expected credit loss model for evaluating impairment of financial assets, which results in credit losses being recognized earlier than the previous standard.

The classification of cash was changed from fair value to assets at amortized costs. Changes in the classification of cash did not result in an adjustment to carrying values. Accounts receivable continue to be measured at amortized cost and are now classified as “assets amortized costs”. The Company’s classification of accounts payable, accrued liabilities, loans and borrowings, and notes payable changed from other financial liabilities to financial liabilities at amortized cost and they continue to be carried at

Aveda Transportation and Energy Services Inc.

Notes to the Condensed Consolidated Interim Financial Statements

(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Three months ended March 31, 2018 and 2017 (Unaudited)

amortized cost. This did not result in a change in the carrying values. The Company has not designated any financial instruments as FVOCI or FVTPL. The Company does not have any hedging relationships.

4.    Segment Information

a)    Operational Segments

The Company has two operating segments. These two operating segments have been differentiated by the geography in which the business operates. The following table provides financial results by segment:

	Period ended March 31, 2018
	United States	Canada	Corporate	Total
Revenue	54,986	5,216	-	60,202
Net loss	(724)	(444)	(94)	(1,262)
Depreciation and amortization	3,162	664	1	3,827
Capital expenditures	3,304	625	-	3,929
Total assets	121,706	20,744	66	142,516
Adjusted EBITDA[1] (loss)	4,588	(111)	(78)	4,399

	Period ended March 31, 2017
	United States	Canada	Corporate	Total
Revenue	36,474	4,488	-	40,962
Net loss	(2,224)	(967)	(221)	(3,412)
Depreciation and amortization	3,256	684	-	3,940
Capital expenditures	356	139	-	495
Total assets	110,977	19,639	150	130,766
Adjusted EBITDA[1] (loss)	3,141	(526)	(56)	2,559

(1)   Adjusted EBITDA (loss) is earnings or loss before interest, taxes, depreciation and amortization, excluding foreign exchange gains or losses, write downs of intangible assets, goodwill impairment, financing costs, gains or losses on disposal of assets, stock based compensation, fees and expenses on settlement of debt and losses on extinguishment of debt, acquisition related costs and earn out adjustments, and gain or loss on business combination.

b)    Lines of Service

The Company earns revenue predominantly by providing specialized transportation services required for the drilling exploration, development and production of petroleum resources. In addition, the Company rents equipment for oilfield operations, provides

Aveda Transportation and Energy Services Inc.

Notes to the Condensed Consolidated Interim Financial Statements

(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Three months ended March 31, 2018 and 2017 (Unaudited)

production and completion services, heavy haul services in Canada, and storage services which have all been included in the other category below. The following table provides revenue by lines of service:

	Three months ended March 31,
	2018	2017
Rig moving services	54,704	36,579
Other	5,498	4,383
Consolidated revenue	60,202	40,962

5.    Loss Per Share

a)    Basic and Diluted Loss Per Share

	Three months ended March 31,
	2018	2017
Basic and diluted
Net loss	$(1,262)	$(3,412)
Weighted average number of common shares outstanding	57,362	35,167
Basic loss per share	$(0.02)	$(0.10)

The weighted average number of common shares outstanding is calculated as follows:

	Three months ended March 31,
	2018	2017
Issued common shares at January 1	57,362	19,080
Weighed average shares issued in the quarter	-	16,087
Weighted average number of common shares at March 31	57,362	35,167

As at March 31, 2018 and 2017, all options and instruments were excluded from the diluted weighted average number of common shares calculation as their effect would have been anti-dilutive.

6.    Changes in Non-Cash Balances Relating to Operations

Three months ended March 31	2018	2017
Trade and other receivables	$(1,826)	$(5,554)
Prepaid expenses	339	801
Trade and other payables	3,088	8,861
Impact of foreign exchange	22	(5)
	$1,623	$4,103

Aveda Transportation and Energy Services Inc.

Notes to the Condensed Consolidated Interim Financial Statements

(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Three months ended March 31, 2018 and 2017 (Unaudited)

7.    Loans and Borrowings

As at March 31, 2018, the Company had utilized $41,001 (December 31, 2017 - $40,344) of its revolving credit facility resulting in Undrawn Availability (as defined in the facility agreement) on this facility of $33,011 (December 31, 2017 - $34,338). Loans and borrowings are reported net of unamortized finance fees on the balance sheet. As at March 31, 2018 unamortized finance fees were $1,225 (December 31, 2017 - $1,464).

8.    Subsequent Events

On April 16, 2018, the Company entered into a formal Arrangement Agreement with Daseke, Inc. (“Daseke”) whereby Daseke proposed to acquire all of the Common Shares of the Company (the “Transaction”) for $0.90 per share plus contingent consideration (if any) should certain EBITDA levels be met post Transaction. Should the Transaction be completed, it would be subject to customary shareholder and regulatory approvals, none of which had been obtained at the time these financial statements were approved.